K&L GATES

20 September 2024

Partner: Harry Kingsley
harry.kingsley@klgates.com
T +61 3 9205 2093

Our ref: 7394005.1

The Board of Directors
Alta Global Group Limited
Level 1, Suite 1, 29-33 The Corso
Manly, New South Wales 2095
Australia

Dear Sirs

Alta Global Group Limited - Form F-1

We have been appointed as Australian legal counsel for Alta Global Group Limited ACN 163 057 565, a company incorporated under the laws of the Commonwealth of Australia ("**Company**"), with respect to the issuance and offer by the Company pursuant to its Registration Statement on Form F-1 filed with the U.S. Securities and Exchange Commission ("**Form F-1**") of up to US$6,109,375 of the Company's ordinary shares (the "**Shares**") and/or pre-funded warrants (the "**Pre-Funded Warrants**"), including the Shares and/or Pre-Funded Warrants issuable upon the exercise of the underwriters' option to purchase additional Shares and/or Pre-Funded Warrants and the Shares underlying the underwriters' warrants. The Pre-Funded Warrants to purchase Ordinary Shares are being offered to those purchasers whose purchase of Shares in the offering (the "**Offering**") would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of the Company's outstanding Shares immediately following the consummation of this Offering, in lieu of Shares. Each Pre-Funded Warrant is exercisable for one Share and has an exercise price of $0.001 per share. The assumed Offering price per Pre-Funded Warrant is $3.27 less $0.001 (subject to change at time of pricing of the Offering). Each Pre-Funded Warrant will be exercisable immediately upon issuance and will expire when exercised in full. This Offering also relates to the Shares issuable upon exercise of the Pre-Funded Warrants sold in this Offering.

Assumptions in providing our opinion

As to various questions of fact relevant to this opinion, we have relied on and assumed the accuracy of, without independent verification:

- an online search of the Company on the Australian Securities and Investments Commission ("**ASIC**") records on 20 September 2024 a copy of which is set out in the Annexure to this letter ("**ASIC search**");
- the resolutions of the Company's Board of Directors approving (A) the issuance and sale of (i) the Shares and/or the Pre-Funded Warrants, (ii) the Shares and/or Pre-Funded Warrants that may be issued upon exercise of the underwriter's option to purchase additional Shares and/or Pre-Funded Warrants, (iii) the Shares issuable upon exercise of any Pre-Funded Warrants, (iv) the underwriter's warrant and (v) the Shares issuable upon exercise of the underwriter's warrants, and (B) the preparation and filing

of the Form F-1 and the prospectus included within the Form F-1 (a copy of which was provided to us by the Company's Secretary); and

- the Company's Constitution (a current copy of which was provided to us by the Company's Secretary).

For the purpose of the opinions set out below, we have also assumed, with your agreement and without independent investigation or verification, that:

(a) all signatures are genuine and all documents, instruments and certificates submitted to us as originals are authentic and conform exactly with the authentic originals of all documents, instruments and certificates submitted to us as copies or forms or originals;

(b) except in relation to the Company, each party to each document has all the requisite power and authority (corporate and otherwise) to execute and deliver and perform its obligations thereunder;

(c) except in relation to the Company, all matters of internal management required by the constitution of each of the parties to the relevant documents have been duly attended to (including, without limitation, the holding of properly constituted meetings of the boards of directors of each of those parties and the passing at those meetings of appropriate resolutions);

(d) that any documents which purport to be governed by the law of any jurisdiction other than the federal and state laws of the Commonwealth of Australia are legal, valid and binding obligations on all of the parties thereto and under the applicable law and that none of the execution, delivery or performance of any document by any party thereto violates or contravenes or is rendered invalid, not binding or unenforceable under any applicable law under any jurisdiction other than the federal and state laws of the Commonwealth of Australia;

(e) the Company has not and will not engage in fraudulent or unconscionable conduct or conduct which is misleading or deceptive or which is likely to mislead or deceive in relation to the issuance or sale of Shares and/or Pre-Funded Warrants;

(f) there is no bad faith, fraud, undue influence, coercion or duress or similar conduct on the part of the Company in relation to the issuance of Shares and/or Pre-Funded Warrants under the Form F-1;

(g) the Company does not own any freehold land in Australia. In respect of any leased premises used by the Company in Australia, market value rents are payable to an arm's length party not associated with the Company. The Company, other than those leasehold premises; does not otherwise have any interest in land (or goods affixed to land) in Australia;

(h) the Company does not own shares in any Australian company that itself owns any freehold land and does not otherwise have any interest in land (or goods affixed to land) in Australia;

(i) all information provided to us by or on behalf of officers of the Company was true, correct and complete when provided and remains so at the date of this letter, containing all information required, without us making any separate

enquiry or investigation other than viewing the ASIC search, in order for us to provide this opinion;

(j) the ASIC search we have examined is accurate and that the information disclosed by the search conducted by us is true and complete and that such information has not since then been altered and that such search did not fail to disclose any information which had been delivered for registration or filing against the Company's records but which did not appear on the public records at the date of our search; and

(k) that resolutions of the Board of Directors of the Company that we have relied upon for the purposes of this letter have not been and will not be varied or revoked after the date of this letter and that the meetings of the Board of Directors of the Company at which the resolutions were considered were properly convened, all Directors who attended and voted were entitled to do so, the resolutions were properly passed, and the Directors have performed their duties properly and all provisions relating to the declaration of Directors' interests or the power of interested Directors were duly observed.

Qualifications

Our opinion in this letter is also subject to the following qualifications:

(a) we express no opinion on any taxation information referred to or published by the Company in the Form F-1 or in any other document;

(b) our opinion relates only to the matters detailed in the section of this letter titled "Opinion" (below), and does not relate to any additional statements concerning the Company or any other matter that may be made by any person, or any other conduct that any person may engage in concerning the Form F-1 or any other matter;

(c) the statements made and opinion in this letter are based on the knowledge of those partners and employees of K&L Gates who have acted for the Company in relation to the Form F-1; and

(d) we have not verified work performed by any other advisers or experts retained by the Company and accept no responsibility for the accuracy or completeness of their work.

Opinion

Based on and subject to the foregoing and in reliance thereof, in our opinion, the Shares and/or Pre-Funded Warrants which are the subject of the Offering under the Form F-1:

1. The Shares and Pre-Funded Warrants have been duly authorised by the Company;

2. The Shares and Pre-Funded Warrants, when issued, will be validly issued, fully paid and non-assessable (based on the meaning of such term under US law) securities of the Company; and

3. Australian law does not require regularly scheduled executive sessions of the independent directors.

4. The Company's Constitution provides that two shareholders present (in person or by proxy, by attorney or, where the shareholder is a body corporate, by representative, and includes being present at a different venue from the venue at which other shareholders are participating in the same meeting or virtually where the meeting is held using appropriate technology, providing the pre-requisites for a valid meeting as set out in the Constitution and the *Corporations Act (Cth)* 2001 are observed), shall constitute a quorum for a general meeting, this is consistent with the requirements for shareholder quorum under the *Corporations Act (Cth)* 2001.

5. Shareholder approval under the *Corporations Act (Cth)* 2001 is required in numerous circumstances, including but not limited to:

   (a) issuance of equity securities to related parties, e.g. directors or their associates other than (generally speaking), in their sole capacity as an existing security holder (where the benefit is provided on the same terms to all other security holders), or in certain circumstances where the benefit provided through the issuance is on arms' length terms; or

   (b) the issue results in a shareholder or their associates obtaining a relevant interest (as that term is defined in Australian law) increasing to more than 20%,or increasing from a starting point that is above 20% and below 90%.

This opinion is limited to the federal and state laws of the Commonwealth of Australia and no opinion or representation is given in respect of the application of any foreign laws to the issue or transfer of the securities or the contents or generally the compliance of the Form F-1 or any other matters under any applicable US laws or regulations.

Applicability

This opinion is given as at the date of this letter and we undertake no obligation to advise you of any changes (including but not limited to any subsequently enacted, published or reported laws, regulations or individual decisions) that may occur or come to our attention after the date of this letter which may affect our opinion. The role that we have performed is as described in this letter, and is limited to the matters stated, and no opinion is given or may be inferred beyond the matters expressly stated.

We consent to incorporation by reference of this opinion in the Form F-1 and to the reference of this firm under the caption “Legal Matters”.

This opinion supersedes and replaces any previous opinion issued by K&L Gates in respect of the Offering under the F-1 Prospectus.

Yours faithfully

Harry Kingsley

Harry Kingsley
Partner
K&L Gates

Annexure – Company ASIC Search

ASIC
Current Organisation Extract

ASIC Data Extracted 20/09/2024 at 11:48

This extract contains information derived from the AustralianSecurities and Investment Commission's (ASIC) database undersection 1274A of the Corporations Act 2001.Please advise ASIC of any error or omission which you may identify.

- 163 057 565 ALTA GLOBAL GROUP LIMITED -

		Document No.
ACN (Australian Company Number):	163 057 565	
ABN:	72 163 057 565	
Current Name:	ALTA GLOBAL GROUP LIMITED	
Registered in:	New South Wales	
Registration Date:	27/03/2013	
Review Date:	27/03/2025	
Company Bounded By:	Constitution	

- Current Organisation Details -

Name:	ALTA GLOBAL GROUP LIMITED
Name Start Date:	02/02/2022
Status:	Registered
Type:	Australian Public Company
Class:	Limited By Shares
Sub Class:	Unlisted Public Company

- Company Addresses -

- **Registered Office**		7EBO22895
Address:	LEVEL 1 SUITE 1 29-33 THE CORSO MANLY NSW 2095	
Start Date:	21/12/2021	

- **Principal Place of Business**		7EBO22895
Address:	LEVEL 1 SUITE 1 29-33 THE CORSO MANLY NSW 2095	
Start Date:	14/12/2021	

- Company Officers -

Note:
A date or address shown as UNKNOWN has not been updated since ASIC took over the records in 1991. For details, order the appropriate historical state or territory documents, available in microfiche or paper format.
* Check documents listed under ASIC Documents Received for recent changes.

Director

Name:	NICHOLAS JOHN LANGTON	6E3883872
Address:	[redacted]	
Birth Details:	[redacted]	
Appointment Date:	31/01/2018	
Cease Date:	//	

Name:	VAUGHN TAYLOR	7EBO22812
Address:	[redacted]	
Birth Details:	[redacted]	
Appointment Date:	20/08/2021	
Cease Date:	//	

Name:	HUGH DARCY WILLIAMS	7EBO22812
Address:	[redacted]	
Birth Details:	[redacted]	
Appointment Date:	20/08/2021	
Cease Date:	//	

Name:	JONATHAN HART	7ECD61707
Address:	[redacted]	
Birth Details:	[redacted]	
Appointment Date:	01/05/2023	
Cease Date:	//	

Secretary

Name:	JONATHAN HART	7ECD61707
Address:	[redacted]	
Birth Details:	[redacted]	
Appointment Date:	20/08/2021	
Cease Date:	//	

Appointed Auditor

Name:	134 022 870 BDO AUDIT PTY LTD	7EBI84492
Address:	BDO AUDIT PTY LTD LEVEL 11 1 MARGARET STREET SYDNEY NSW 2000	(FR 2020)
Appointment Date:	26/06/2020	
Cease Date:	//	
Abn:	33 134 022 870	

- Share Structure -

Current

Class:	ORDINARY SHARES	032074844
Number of Shares Issued:	10328686	
Total Amount Paid / Taken to be Paid:	$41,571,990.02	
Total Amount Due and Payable:	$0.00	

Note:
For each class of shares issued by a company, ASIC records the details of the twenty members of the class (based on shareholdings). The details of any other members holding the same number of shares as the twentieth ranked member will also be recorded by ASIC on the database. Where available, historical records show that a member has ceased to be ranked amongst the twenty members. This may, but does not necessarily mean, that they have ceased to be a member of the company.

- Share/Interest Holding -

- External Administration Documents -

There are no external administration documents held for this organisation.

- Charges -

There are no charges held for this organisation.

Notes:
On 30 January 2012, the Personal Property Securities Register (PPS Register) commenced.
At that time ASIC transferred all details of current charges to the PPS Registrar.
ASIC can only provide details of satisfied charges prior to that date.
Details of current charges, or charge satisfied since 30 January 2012 can be found on the PPS Register, www.ppsr.gov.au.
InfoTrack may cap documents for on-file searches to 250.

- Document List -

Notes:
* Documents already listed under Registered Charges are not repeated here.
* Data from Documents with no Date Processed are not included in this Extract.
* Documents with '0' pages have not yet been imaged and are not available via DOCIMAGE. Imaging takes approximately 2 weeks from date of lodgement.
* The document list for a current/historical extract will be limited unless you requested ALL documents for this extract.
* In certain circumstances documents may be capped at 250.

Form Type	Date Received	Date Processed	No. Pages	Effective Date	Document No.
484	23/08/2024	28/08/2024	0	28/08/2024	032074844
484	Change to Company Details				
484G	Notification of Share Issue				
484O	Changes to Share Structure				

484	14/05/2024	14/05/2024	2	14/05/2024	7ECS43262
484	Change to Company Details				
484O	Changes to Share Structure				
484G	Notification of Share Issue				
484	31/03/2024	31/03/2024	2	31/03/2024	7ECQ53185
484	Change to Company Details				
484O	Changes to Share Structure				
484G	Notification of Share Issue				
484	31/03/2024	31/03/2024	2	31/03/2024	7ECQ53179
484	Change to Company Details				
484O	Changes to Share Structure				
484G	Notification of Share Issue				
2205	01/02/2024	08/02/2024	6	24/01/2024	032015344
2205B	Notification of Resolution Relating to Shares Convert Shares Into Larger or Smaller Number				
484	12/01/2024	12/01/2024	2	12/01/2024	7ECN37356
484	Change to Company Details				
484O	Changes to Share Structure				
484G	Notification of Share Issue				
484	22/12/2023	22/12/2023	2	22/12/2023	7ECN04063
484	Change to Company Details				
484O	Changes to Share Structure				
484G	Notification of Share Issue				
388	30/11/2023	30/11/2023	63	30/06/2023	7ECM07310
388A	Financial Report Financial Report - Public Company Or Disclosing Entity				
205	04/08/2023	05/09/2023	3	20/07/2023	031909597
205J	Notification of Resolution Altering The Constitution				
218	04/08/2023	05/09/2023	57	04/08/2023	031833370
218	Constitution of Company				
484	01/08/2023	01/08/2023	2	01/08/2023	7ECG61006
484	Change to Company Details				
484O	Changes to Share Structure				
484G	Notification of Share Issue				
484	01/08/2023	01/08/2023	2	01/08/2023	7ECG60964
484	Change to Company Details				
484O	Changes to Share Structure				
484G	Notification of Share Issue				
484	01/08/2023	01/08/2023	2	01/08/2023	7ECG58544
484	Change to Company Details				
484O	Changes to Share Structure				

484G	Notification of Share Issue				
484	05/05/2023	05/05/2023	3	05/05/2023	7ECD61707
484	Change to Company Details				
484A1	Change Officeholder Name or Address				
484E	Appointment or Cessation of a Company Officeholder				
484E1	Cessation of Company Director Later Than 28 Days				
388	28/02/2023	28/02/2023	34	30/06/2022	7ECB55909
388A	Financial Report Financial Report - Public Company Or Disclosing Entity				
2601	14/12/2022	17/01/2023	2	28/12/2022	031623330
2601	Notification of Intention to Give Financial Assistance				
2602	24/11/2022	10/01/2023	11	24/11/2022	031737843
2602A	Notification of Financial Assistance Details Approval By Company's Own Members				
2602	22/11/2022	09/01/2023	11	22/11/2022	031623608
2602A	Notification of Financial Assistance Details Approval By Company's Own Members				
205	02/02/2022	02/02/2022	2	31/01/2022	7EBP35577
205A	Notification of Resolution Changing Company Name				
205	01/02/2022	02/02/2022	2	31/01/2022	7EBP30320
205A	Notification of Resolution Changing Company Name Alters 7EB P01 463				
410	20/01/2022	20/01/2022	1	20/01/2022	7EBP01463
410B	Application For Reservation of a New Name Upon Change Of Name Altered by 7EB P30 320				
410	20/01/2022	20/01/2022	1	20/01/2022	7EBP00029
410B	Application For Reservation of a New Name Upon Change Of Name				
388	12/01/2022	12/01/2022	30	30/06/2021	7EBO78513
388A	Financial Report Financial Report - Public Company Or Disclosing Entity				
484	17/12/2021	17/12/2021	2	17/12/2021	7EBO36305
484	Change to Company Details				
484O	Changes to Share Structure				
484G	Notification of Share Issue				
484	17/12/2021	17/12/2021	2	17/12/2021	7EBO36233
484	Change to Company Details				
484O	Changes to Share Structure				
484J	Notification of Share Cancellation - Company Buy-Back				

484	14/12/2021	14/12/2021	2	14/12/2021	7EBO23083
484	Change to Company Details				
484E	Appointment or Cessation of a Company Officeholder				
484E1	Cessation of Company Director Later Than 28 Days				
484	14/12/2021	14/12/2021	2	14/12/2021	7EBO22895
484	Change to Company Details				
484B	Change of Registered Address				
484C	Change of Principal Place of Business (Address)				
484	14/12/2021	14/12/2021	3	14/12/2021	7EBO22812
484	Change to Company Details				
484E	Appointment or Cessation of a Company Officeholder				
484E1	Cessation of Company Director Later Than 28 Days				
484	06/09/2021	06/09/2021	2	06/09/2021	7EBL10063
484A1	Change to Company Details Change Officeholder Name Or Address				
388	28/06/2021	28/06/2021	28	30/06/2020	7EBI84492
388	Financial Report				
388A	Financial Report - Public Company or Disclosing Entity				
388E	Company - Appoint Change Name/address of Auditor				
280	14/05/2021	27/05/2021	101	14/05/2021	031299109
280	Notice of Meeting And Documents Re Buy-Back				
484	22/12/2020	22/12/2020	2	22/12/2020	1EXX18436
484	Change to Company Details				
484O	Changes to Share Structure				
484G	Notification of Share Issue				
484	01/10/2020	01/10/2020	2	01/10/2020	1ESM21822
484	Change to Company Details				
484O	Changes to Share Structure				
484G	Notification of Share Issue				
484	01/10/2020	01/10/2020	2	01/10/2020	1ESL86096
484	Change to Company Details				
484O	Changes to Share Structure				
484G	Notification of Share Issue				
484	25/09/2020	25/09/2020	2	25/09/2020	1ESB29313
484	Change to Company Details				
484O	Changes to Share Structure				
484G	Notification of Share Issue				
484	24/09/2020	24/09/2020	2	24/09/2020	1ERY77601
484	Change to Company Details				
484O	Changes to Share Structure				
484G	Notification of Share Issue				

484	24/08/2020	24/08/2020	2	24/08/2020	1EPX82496
484	CHANGE TO COMPANY DETAILS				
484O	CHANGES TO SHARE STRUCTURE				
484G	NOTIFICATION OF SHARE ISSUE				
484	22/07/2020	22/07/2020	2	22/07/2020	1ENS51643
484	CHANGE TO COMPANY DETAILS				
484O	CHANGES TO SHARE STRUCTURE				
484G	NOTIFICATION OF SHARE ISSUE				
484	16/07/2020	16/07/2020	2	16/07/2020	1ENH31541
484	CHANGE TO COMPANY DETAILS				
484O	CHANGES TO SHARE STRUCTURE				
484G	NOTIFICATION OF SHARE ISSUE				
484	10/07/2020	10/07/2020	2	10/07/2020	1EMW12106
484	CHANGE TO COMPANY DETAILS				
484O	CHANGES TO SHARE STRUCTURE				
484G	NOTIFICATION OF SHARE ISSUE				
484	06/07/2020	06/07/2020	2	06/07/2020	1EMP05376
484	CHANGE TO COMPANY DETAILS				
484B	CHANGE OF REGISTERED ADDRESS				
484C	CHANGE OF PRINCIPAL PLACE OF BUSINESS (ADDRESS)				
484	06/07/2020	06/07/2020	2	06/07/2020	1EMO97561
484	CHANGE TO COMPANY DETAILS				
484O	CHANGES TO SHARE STRUCTURE				
484G	NOTIFICATION OF SHARE ISSUE				
484	30/06/2020	30/06/2020	2	30/06/2020	1EMG19234
484E	CHANGE TO COMPANY DETAILS APPOINTMENT OR CESSATION OF A COMPANY OFFICEHOLDER				
218	28/02/2020	02/03/2020	53	28/02/2020	030801051
218	CONSTITUTION OF COMPANY				
206	28/02/2020	02/03/2020	2	28/02/2020	030801050
206C	APPLICATION FOR CHANGE OF COMPANY STATUS CONVERSION OF COMPANY FROM PTY TO PUBLIC				
205	28/02/2020	02/03/2020	5	19/11/2019	030801049
205C	NOTIFICATION OF RESOLUTION CONVERTING TO A PUBLIC COMPANY				
484	09/08/2019	09/08/2019	2	09/08/2019	0ERQ66276
484	CHANGE TO COMPANY DETAILS				
484O	CHANGES TO SHARE STRUCTURE				
484G	NOTIFICATION OF SHARE ISSUE				
484N	CHANGES TO (MEMBERS) SHARE HOLDINGS				
484	28/05/2019	28/05/2019	3	28/05/2019	0EMN62289

484	CHANGE TO COMPANY DETAILS				
484O	CHANGES TO SHARE STRUCTURE				
484G	NOTIFICATION OF SHARE ISSUE				
484N	CHANGES TO (MEMBERS) SHARE HOLDINGS				
484	27/05/2019	27/05/2019	3	27/05/2019	0EML78925
484	CHANGE TO COMPANY DETAILS				
484O	CHANGES TO SHARE STRUCTURE				
484G	NOTIFICATION OF SHARE ISSUE				
484N	CHANGES TO (MEMBERS) SHARE HOLDINGS				
484	15/05/2019	15/05/2019	2	15/05/2019	0ELO92109
484	CHANGE TO COMPANY DETAILS				
484O	CHANGES TO SHARE STRUCTURE				
484G	NOTIFICATION OF SHARE ISSUE				
484N	CHANGES TO (MEMBERS) SHARE HOLDINGS				
484	13/05/2019	13/05/2019	2	13/05/2019	0ELL56214
484	CHANGE TO COMPANY DETAILS				
484O	CHANGES TO SHARE STRUCTURE				
484G	NOTIFICATION OF SHARE ISSUE				
484N	CHANGES TO (MEMBERS) SHARE HOLDINGS				
484	07/05/2019	07/05/2019	2	07/05/2019	0ELC06412
484	CHANGE TO COMPANY DETAILS				
484O	CHANGES TO SHARE STRUCTURE				
484G	NOTIFICATION OF SHARE ISSUE				
484N	CHANGES TO (MEMBERS) SHARE HOLDINGS				
484	02/05/2019	02/05/2019	2	02/05/2019	0EKU75288
484	CHANGE TO COMPANY DETAILS				
484O	CHANGES TO SHARE STRUCTURE				
484G	NOTIFICATION OF SHARE ISSUE				
484N	CHANGES TO (MEMBERS) SHARE HOLDINGS				
484	18/04/2019	18/04/2019	2	18/04/2019	0EJZ60230
484	CHANGE TO COMPANY DETAILS				
484O	CHANGES TO SHARE STRUCTURE				
484G	NOTIFICATION OF SHARE ISSUE				
484N	CHANGES TO (MEMBERS) SHARE HOLDINGS				
484	28/03/2019	28/03/2019	2	28/03/2019	0EIP05274
484N	CHANGE TO COMPANY DETAILS CHANGES TO (MEMBERS) SHARE HOLDINGS				
484	26/03/2019	26/03/2019	2	26/03/2019	0EIL60562
484	CHANGE TO COMPANY DETAILS				
484O	CHANGES TO SHARE STRUCTURE				
484G	NOTIFICATION OF SHARE ISSUE				
484N	CHANGES TO (MEMBERS) SHARE HOLDINGS				
484	27/11/2018	27/11/2018	2	27/11/2018	0EER50740

484	CHANGE TO COMPANY DETAILS				
484O	CHANGES TO SHARE STRUCTURE				
484G	NOTIFICATION OF SHARE ISSUE				
484N	CHANGES TO (MEMBERS) SHARE HOLDINGS				
484	13/11/2018	13/11/2018	2	13/11/2018	0EEJ01915
484N	CHANGE TO COMPANY DETAILS CHANGES TO (MEMBERS) SHARE HOLDINGS				
484	07/11/2018	07/11/2018	2	07/11/2018	0EEF26157
484	CHANGE TO COMPANY DETAILS				
484O	CHANGES TO SHARE STRUCTURE				
484G	NOTIFICATION OF SHARE ISSUE				
484N	CHANGES TO (MEMBERS) SHARE HOLDINGS				
484	11/07/2018	11/07/2018	2	28/06/2018	0EBK71849
484	CHANGE TO COMPANY DETAILS				
484O	CHANGES TO SHARE STRUCTURE				
484G	NOTIFICATION OF SHARE ISSUE				
484N	CHANGES TO (MEMBERS) SHARE HOLDINGS				
484	18/06/2018	18/06/2018	2	18/06/2018	0EAW16419
484	CHANGE TO COMPANY DETAILS				
484O	CHANGES TO SHARE STRUCTURE				
484G	NOTIFICATION OF SHARE ISSUE				
484N	CHANGES TO (MEMBERS) SHARE HOLDINGS				
484	18/06/2018	18/06/2018	2	13/06/2018	0EAW16411
484	CHANGE TO COMPANY DETAILS				
484O	CHANGES TO SHARE STRUCTURE				
484G	NOTIFICATION OF SHARE ISSUE				
484N	CHANGES TO (MEMBERS) SHARE HOLDINGS				
484	14/06/2018	14/06/2018	2	04/06/2018	0EAT28255
484	CHANGE TO COMPANY DETAILS				
484O	CHANGES TO SHARE STRUCTURE				
484G	NOTIFICATION OF SHARE ISSUE				
484N	CHANGES TO (MEMBERS) SHARE HOLDINGS				
484	07/06/2018	07/06/2018	2	24/05/2018	0EAP57797
484	CHANGE TO COMPANY DETAILS				
484O	CHANGES TO SHARE STRUCTURE				
484G	NOTIFICATION OF SHARE ISSUE				
484N	CHANGES TO (MEMBERS) SHARE HOLDINGS				
484	25/05/2018	25/05/2018	2	14/05/2018	0EAH39031
484	CHANGE TO COMPANY DETAILS				
484O	CHANGES TO SHARE STRUCTURE				
484N	CHANGES TO (MEMBERS) SHARE HOLDINGS				
484	24/05/2018	24/05/2018	2	02/05/2018	0EAG99590
484A2	CHANGE TO COMPANY DETAILS CHANGE MEMBER NAME OR ADDRESS				

484	02/05/2018	02/05/2018	3	23/04/2018	6E6801962
484	CHANGE TO COMPANY DETAILS				
484O	CHANGES TO SHARE STRUCTURE				
484N	CHANGES TO (MEMBERS) SHARE HOLDINGS				
484	01/05/2018	01/05/2018	2	29/03/2018	6E6716269
484	CHANGE TO COMPANY DETAILS				
484O	CHANGES TO SHARE STRUCTURE				
484N	CHANGES TO (MEMBERS) SHARE HOLDINGS				
484	24/04/2018	24/04/2018	2	29/03/2018	6E6346288
484	CHANGE TO COMPANY DETAILS				
484O	CHANGES TO SHARE STRUCTURE				
484N	CHANGES TO (MEMBERS) SHARE HOLDINGS				
484	19/04/2018	19/04/2018	2	14/03/2018	6E6094504
484	CHANGE TO COMPANY DETAILS				
484O	CHANGES TO SHARE STRUCTURE				
484G	NOTIFICATION OF SHARE ISSUE				
484N	CHANGES TO (MEMBERS) SHARE HOLDINGS				
484	02/03/2018	02/03/2018	2	01/03/2018	6E4372417
484	CHANGE TO COMPANY DETAILS				
484O	CHANGES TO SHARE STRUCTURE				
484G	NOTIFICATION OF SHARE ISSUE				
484N	CHANGES TO (MEMBERS) SHARE HOLDINGS				
484	09/02/2018	09/02/2018	2	31/01/2018	6E3883872
484E	CHANGE TO COMPANY DETAILS APPOINTMENT OR CESSATION OF A COMPANY OFFICEHOLDER				
484	22/01/2018	22/01/2018	3	22/01/2018	6E2947964
484	CHANGE TO COMPANY DETAILS				
484O	CHANGES TO SHARE STRUCTURE				
484G	NOTIFICATION OF SHARE ISSUE				
484N	CHANGES TO (MEMBERS) SHARE HOLDINGS				
484	18/01/2018	18/01/2018	2	18/01/2018	6E2821995
484	CHANGE TO COMPANY DETAILS				
484O	CHANGES TO SHARE STRUCTURE				
484N	CHANGES TO (MEMBERS) SHARE HOLDINGS				
484	18/01/2018	18/01/2018	4	18/01/2018	6E2821855
484	CHANGE TO COMPANY DETAILS				
484O	CHANGES TO SHARE STRUCTURE				
484G	NOTIFICATION OF SHARE ISSUE				
484N	CHANGES TO (MEMBERS) SHARE HOLDINGS				
484	18/01/2018	18/01/2018	3	18/01/2018	6E2821478
484	CHANGE TO COMPANY DETAILS				
484O	CHANGES TO SHARE STRUCTURE				

484N	CHANGES TO (MEMBERS) SHARE HOLDINGS				
484	18/01/2018	18/01/2018	3	18/01/2018	6E2821321
484	CHANGE TO COMPANY DETAILS				
484O	CHANGES TO SHARE STRUCTURE				
484N	CHANGES TO (MEMBERS) SHARE HOLDINGS				
484	18/01/2018	18/01/2018	5	18/01/2018	6E2821071
484	CHANGE TO COMPANY DETAILS				
484O	CHANGES TO SHARE STRUCTURE				
484N	CHANGES TO (MEMBERS) SHARE HOLDINGS				
484	18/01/2018	18/01/2018	5	18/01/2018	6E2820821
484	CHANGE TO COMPANY DETAILS				
484O	CHANGES TO SHARE STRUCTURE				
484N	CHANGES TO (MEMBERS) SHARE HOLDINGS				
902	16/01/2018	17/01/2018	2	07/12/2017	030228543
902	SUPPLEMENTARY DOCUMENT Alters 030 228 157				
2205	21/12/2017	08/01/2018	25	07/12/2017	030228157
2205B	NOTIFICATION OF RESOLUTION RELATING TO SHARES CONVERT SHARES INTO LARGER OR SMALLER NUMBER Altered by 030 228 543				
484	21/06/2017	21/06/2017	2	21/06/2017	7E9171966
484	CHANGE TO COMPANY DETAILS				
484A1	CHANGE OFFICEHOLDER NAME OR ADDRESS				
484A2	CHANGE MEMBER NAME OR ADDRESS				
484	21/06/2017	21/06/2017	2	20/06/2017	5E4425201
484	CHANGE TO COMPANY DETAILS				
484B	CHANGE OF REGISTERED ADDRESS				
484C	CHANGE OF PRINCIPAL PLACE OF BUSINESS (ADDRESS)				
484	09/06/2016	08/01/2018	2	09/06/2016	2E3957345
484	CHANGE TO COMPANY DETAILS				
484O	CHANGES TO SHARE STRUCTURE				
484G	NOTIFICATION OF SHARE ISSUE				
484N	CHANGES TO (MEMBERS) SHARE HOLDINGS				
484	09/06/2016	08/01/2018	2	26/05/2016	2E3957216
484	CHANGE TO COMPANY DETAILS				
484O	CHANGES TO SHARE STRUCTURE				
484G	NOTIFICATION OF SHARE ISSUE				
484N	CHANGES TO (MEMBERS) SHARE HOLDINGS				
484	10/05/2016	08/01/2018	2	10/05/2016	2E3668645
484	CHANGE TO COMPANY DETAILS				
484O	CHANGES TO SHARE STRUCTURE				
484G	NOTIFICATION OF SHARE ISSUE				

484N	CHANGES TO (MEMBERS) SHARE HOLDINGS				
484	09/06/2015	08/01/2018	2	29/04/2015	2E1949763
484	CHANGE TO COMPANY DETAILS				
484O	CHANGES TO SHARE STRUCTURE				
484G	NOTIFICATION OF SHARE ISSUE				
484N	CHANGES TO (MEMBERS) SHARE HOLDINGS				
484	05/06/2015	08/01/2018	8	06/05/2015	2E1940145
484	CHANGE TO COMPANY DETAILS				
484O	CHANGES TO SHARE STRUCTURE				
484G	NOTIFICATION OF SHARE ISSUE				
484N	CHANGES TO (MEMBERS) SHARE HOLDINGS				
484	14/05/2015	08/01/2018	2	14/05/2015	2E1831213
484	CHANGE TO COMPANY DETAILS				
484O	CHANGES TO SHARE STRUCTURE				
484G	NOTIFICATION OF SHARE ISSUE				
484N	CHANGES TO (MEMBERS) SHARE HOLDINGS				
902	16/04/2015	23/04/2015	2	27/03/2013	029145325
902	SUPPLEMENTARY DOCUMENT Alters 1E9 237 482				
201	27/03/2013	27/03/2013	3	27/03/2013	1E9237482
201C	APPLICATION FOR REGISTRATION AS A PROPRIETARY COMPANY Altered by 029 145 325				

- Financial Reports -

Document No.	Balance Date	Report Due	AGM Due	Extended AGM Due	AGM Held	Outstanding
7EBI84492	30/06/2020	31/10/2020	//	//	//	No
7EBO78513	30/06/2021	31/10/2021	//	//	//	No
7ECB55909	30/06/2022	31/10/2022	//	//	//	No
7ECM07310	30/06/2023	31/10/2023	30/11/2023	31/01/2024	//	No

- Company Contact Addresses -

*** End of Document ***